Execution Version

ENERGY TRANSFER EQUITY, L.P.
$1,000,000,000 4.25% Senior Notes due 2023

UNDERWRITING AGREEMENT
October 3, 2017
Morgan Stanley & Co. LLC
Mizuho Securities USA LLC

As Representatives of the several Underwriters
Named in Schedule A hereto (the “Representatives”)

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o Mizuho Securities USA LLC
320 Park Avenue, 12th Floor
New York, New York 10022

Ladies and Gentlemen:
1.Introductory. Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters $1,000,000,000 principal amount of its 4.25% Senior Notes due 2023 (the “Offered Securities”), to be issued under an indenture, dated as of September 20, 2010, between the Partnership and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of September 20, 2010, the second supplemental indenture, dated as of February 16, 2012, the third supplemental indenture, dated as of April 24, 2012, the fourth supplemental indenture, dated as of December 2, 2013, the fifth supplemental indenture, dated as of May 28, 2014, the sixth supplemental indenture, dated as of May 28, 2014, the seventh supplemental indenture, dated as of May 22, 2015, and the eighth supplemental indenture, to be dated as of October 18, 2017 (collectively, the “Indenture”). The general partner of the Partnership is LE GP, LLC, a Delaware limited liability company (the “General Partner” and, together with the Partnership, the “Partnership Entities”); the Partnership Entities, Energy Transfer Partners, L.L.C., a Delaware limited liability company (“ETP GP LLC”), Energy Transfer Partners GP, L.P., a Delaware limited partnership (“ETP GP LP”), Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), ETE Services Company, LLC, a Delaware limited liability company (“ETE Services”) and ETE Common Holdings, LLC, a Delaware limited liability company (“ETE Common Holdings”), are hereinafter collectively referred to as the “Energy Transfer Entities.”
The Offered Securities will be secured by a first-priority lien, subject to Permitted Liens (as defined below), on substantially all of the tangible and intangible assets of the Partnership and its Restricted Subsidiaries (defined in the Indenture to exclude, among other things, ETP and its subsidiaries), now owned or hereafter acquired by the Partnership and any such Restricted Subsidiary, that secure the borrowings under (x) the Senior Secured Term Loan Agreement dated February 2, 2017 (“Term Loan Agreement”), among the Partnership, Credit Suisse AG, as administrative agent, and the lenders party thereto, (y) the Credit Agreement dated March 24, 2017 (the “Revolving Credit Agreement” and, together with the Term Loan Agreement, the “Credit Agreements”), among the Partnership, Credit Suisse AG, as administrative agent, and the lenders party thereto and (z) the existing 7.500% Senior Notes due 2020, the existing 5.87% Senior Notes due 2024 and the existing 5.500% Senior Notes due 2027 (collectively, the “Existing Notes” and, together with Credit Agreements, the “Existing Indebtedness”), subject to certain exceptions as described in the Indenture and the Collateral Documents (as defined below) (the “Collateral”). The Collateral is described in the Second Amended and Restated Pledge and Security Agreement dated December 2, 2013 (as amended by the First Amendment thereto dated March 24, 2017 and as further amended and supplemented to date, the “Security Agreement”) among the Partnership, the other grantors party thereto and U.S. Bank National Association, as collateral agent (the “Collateral Agent”). The “Collateral Documents” as used herein means the Security Agreement and each other security document or pledge agreement executed by the Partnership or any subsidiaries of the Partnership from time to time to secure the Existing Notes and the Offered Securities. The rights of the holders of the Offered Securities with respect to the Collateral will be further governed by the Amended and Restated Collateral Agency Agreement, dated December 2, 2013, as amended and supplemented by a joinder on the Closing Date (the “Collateral Agency Agreement”), among the administrative agents under the Credit Agreements, the Trustee, the Collateral Agent, the Partnership and the other grantors from time to time party thereto.
The Partnership intends to use the net proceeds from the issuance of the Offered Securities to reduce amounts outstanding under its Credit Agreements and for general partnership purposes.
The Partnership hereby agrees with the several Underwriters as follows:
2.    Representations and Warranties of the Partnership. The Partnership represents and warrants to, and agrees with, the several Underwriters that:
(a)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Partnership has filed with the Commission an “automatic shelf registration statement” (as defined in Rule 405) on Form S-3 (No. 333-216451), including a related prospectus or prospectuses, covering the registration of the offer and sale of the Offered Securities under the Securities Act, which became effective upon filing with the Commission. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:
“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
“Applicable Time” means 3:45 p.m. (Eastern time) on the date of this Agreement.
“Closing Date” has the meaning defined in Section 3 hereof.
“Commission” means the U.S. Securities and Exchange Commission.
“Effective Date” of the Registration Statement relating to the Offered Securities means the most recent date on which the Registration Statement became effective.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Securities Act.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Rules and Regulations” means the rules and regulations of the Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (United States) and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.
Any reference to the Registration Statement, any Statutory Prospectus, any preliminary prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement,” with respect to the Registration Statement, any Statutory Prospectus, any preliminary prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Statutory Prospectus, such preliminary prospectus, the Final Prospectus or such Issuer Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” (or other references of like import) in the General Disclosure Package (as defined herein), including the preliminary prospectus supplement) or Final Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated by reference in the General Disclosure Package or Final Prospectus, as the case may be. Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Securities Act.
(b)    Compliance with Securities Act Requirements. (i) (A) On the Effective Date, (B) at the Applicable Time relating to the Offered Securities and (C) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(c)    Automatic Shelf Registration Statement.

(i)
Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement and (B) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Partnership was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)
Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.

(iii)
Eligibility to Use Automatic Shelf Registration Form. The Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Partnership receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Partnership will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Underwriters of such effectiveness. The Partnership will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Partnership has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)
Filing Fees. The Partnership has paid or will pay the applicable Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein.

(d)    Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Partnership or any subsidiary of the Partnership in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the

Partnership in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Securities, all as described in Rule 405.
(e)    General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated October 3, 2017, including the base prospectus, dated March 3, 2017 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
(f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Partnership notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Partnership has promptly notified or will promptly notify the Representatives and (ii) the Partnership has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(g)    Incorporated Documents. The documents incorporated by reference in each of the General Disclosure Package and the Final Prospectus, on the date hereof and on the closing date, conform and will conform as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h)    Capitalization. As of the date of this Agreement, the Partnership has an authorized and outstanding equity capitalization as set forth in the section of the preliminary prospectus supplement entitled “Capitalization” (including any similar sections or information, if any, contained in any free writing prospectus), and, as of the Closing Date, the Partnership shall have an authorized and outstanding capitalization as set forth in the section of the Final Prospectus entitled “Capitalization” (including any similar sections or information, if any contained in any Issuer Free Writing Prospectus). All of the issued and outstanding general partner interests, incentive distribution rights, limited partner interests, limited liability company interests and other securities of the Energy Transfer Entities (i) have been duly authorized and are validly issued and are fully paid (to the extent of such entity’s limited liability company or limited partnership agreement) and non-assessable (except as such non-assessability may be affected by the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), (ii) are owned directly or indirectly by the Energy Transfer Entities, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for Liens pursuant to the Existing Indebtedness, (iii) have been issued in compliance with all applicable Securities Laws and (iv) were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. No further approval or authority of the security holders of the Board of Directors of the General Partner are required for the offering and sale of the Offered Securities. The Partnership’s Certificate of Limited Partnership and the Third Amended and Restated Agreement of Limited Partnership, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5 to such agreement, each as incorporated by reference as exhibits to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, have been duly authorized and approved in accordance with the Delaware LP Act and are in full force and effect.
(i)    Formation and Qualification of the Energy Transfer Entities. Each of the Energy Transfer Entities has been duly formed and is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its respective jurisdiction of formation (as set forth on Schedule C hereto), with full partnership or limited liability company power, as the case may be, and authority necessary to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and (i) in the case of the General Partner, to act as the general partner of the Partnership, (ii) in the case of ETP GP LLC, to act as the general partner of ETP GP LP, (iii) in the case of ETP GP LP, to act as the general partner of ETP, and (iv) in the case of the Partnership, to issue and deliver the Offered Securities in accordance with and upon the terms and conditions set forth in this Agreement and the Indenture, and to execute, deliver and perform its obligations under this Agreement, the Indenture and the Offered Securities.
(j)    Foreign Qualification and Registration of the Energy Transfer Entities. Each of the Energy Transfer Entities is duly registered or qualified to do business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or lease of its properties or the conduct of its business (as set forth on Schedule C hereto) requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have (i) a material adverse effect on the business, properties, financial condition or results of operations of the Energy Transfer Entities and their direct or indirect subsidiaries (collectively, the “Subsidiaries”), taken as a whole, (ii) prevent or materially interfere with the consummation of the transactions contemplated by the Transaction Documents (as defined below), including the offering, on a timely basis or (iii) subject the limited partners of the Partnership, ETP or Sunoco LP, a Delaware limited partnership (“Sunoco LP”), to any material liability or disability (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”); Schedule C hereto accurately sets forth the jurisdiction of organization and each jurisdiction of foreign qualification for each of the Energy Transfer Entities and each Material Subsidiary.
(k)    Corporate Structure. The entities listed on Schedule D hereto are the only Subsidiaries of the Partnership that are a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus after giving effect to the transactions contemplated by that certain merger agreement dated November 20, 2016, as amended on December 16, 2016 by and between ETP and Sunoco Logistics Partners L.P. and certain of their affiliates (collectively, the “Material Subsidiaries”); complete and correct copies of the formation and governing documents of each of the Energy Transfer Entities and all amendments thereto have been delivered to the Underwriters, and, no changes thereto will be made on or after the date hereof, through and including the Closing Date; and each of the Energy Transfer Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such applicable jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.
(l)     Formation and Qualification of Material Subsidiaries. Each of the Material Subsidiaries has been duly formed, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of the jurisdiction in which it is formed, with full corporate, limited liability company or limited partnership power and authority, as the case may be, necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, in each case in all material respects, and is duly registered or qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership, ETP or Sunoco LP to any material liability or disability.
(m)    Due Authorization. The Partnership and the applicable Energy Transfer Entities which are parties to the Transaction Documents (defined below) have full right, power and authority to execute and deliver this Agreement, the Offered Securities, the Eighth Supplemental Indenture and the joinder to the Collateral Agency Agreement to the extent a party thereto (collectively, the “Offered Securities Transaction Documents”), including granting the Liens and security interests to be granted by it pursuant to the Indenture and the Collateral Documents and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Indenture and the Collateral Documents to the extent a party thereto (collectively, the “Existing Transaction Documents,” and together with the Offered Securities Transaction Documents, the “Transaction Documents”) and the consummation of the transactions contemplated thereby has been duly and validly taken.
(n)    Agreement. This Agreement has been duly authorized, executed and validly delivered by the Partnership and conforms in all material respects to the information in the General Disclosure Package and the description of this Agreement in the Final Prospectus.
(o)    No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Partnership and any person that would give rise to a valid claim against the Partnership or any Underwriter for a brokerage commission, finder’s fee or other like payment.
(p)    Offered Securities. The Offered Securities have been duly authorized by the Partnership and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will have been duly executed, authenticated, issued and delivered, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus, and when delivered and paid for pursuant to the terms of this Agreement, the Offered Securities will constitute valid and legally binding obligations of the Partnership, with the Offered Securities entitled to the benefits and security provided by the Indenture and the Collateral Documents and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforceability Exceptions”).

(q)    Indenture; Security Interests. The Indenture (including the Eighth Supplemental Indenture) has been duly authorized by the Partnership and has been duly qualified under the Trust Indenture Act; on the Closing Date, the Indenture (including the Eighth Supplemental Indenture) will have been duly executed and delivered and will constitute a valid and legally binding instruments enforceable in accordance with its terms, subject to the Enforceability Exceptions; when the Offered Securities are delivered and paid for, all filings, including, any UCC-1 financing statements and similar documents entered into prior to the date hereof (collectively, “Security Documents”), and other actions necessary or desirable to perfect a first-priority security interest (subject to no Liens except with respect to obligations under the Existing Indebtedness and Permitted Liens) in the Collateral will have been duly made or taken in each place in which such filing or recording is required to create, protect, preserve and perfect the security interest created by the Collateral Documents and the Security Documents and will be in full force and effect, and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the Collateral Documents and the Security Documents and the issuance of the Offered Securities will have been paid; and when the Offered Securities are delivered and paid for, and all other such actions taken, the Collateral Agent will have a valid and perfected first-priority security interest (subject to no Liens except with respect to obligations under the Existing Indebtedness and Permitted Liens) in the Collateral.
(r)    Collateral Documents and Collateral Agency Agreement. Each of the Collateral Documents and the Collateral Agency Agreement has been duly authorized by the Partnership and the other Energy Transfer Entities party thereto, and each of the Collateral Documents and the Collateral Agency Agreement has been duly executed and delivered by the Partnership and the other Energy Transfer Entities party thereto and constitutes a valid and binding agreement of the Partnership and the other Energy Transfer Entities party thereto, enforceable against the Partnership and the other Energy Transfer Entities party thereto, in accordance with its terms, subject to the Enforceability Exceptions, and, on the Closing Date, the joinder to the Collateral Agency Agreement, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Partnership and the other Energy Transfer Entities party thereto, enforceable against the Partnership and the other Energy Transfer Entities party thereto, in accordance with its terms, subject to the Enforceability Exceptions.
(s)    Descriptions of the Transaction Documents; Collateral. Each Transaction Document conforms in all material respects to the description thereof contained in each of the General Disclosure Package and the Final Prospectus. The Collateral conforms in all material respects to the description thereof contained in the General Disclosure Package and in the Final Prospectus.
(t)    Collateral Documents, Security Documents and Collateral. When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date:

(i)	The Security Agreement will continue to be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the Collateral;

(ii)
Upon due and timely filing and/or recording of any amendment of or supplement to the Security Documents with respect to the Collateral described in the Security Agreement, the security interests granted thereby will constitute valid, perfected first-priority liens, subject to Permitted Liens and security interests in the Collateral, to the extent such security interests can be perfected by the filing and/or recording, as applicable, of the Security Documents for the benefit of the Trustee and the holders of the Offered Securities, and such security interests will be enforceable in accordance with the terms contained therein (except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights) against all creditors of any grantor subject to Permitted Liens; and

(iii)	The Energy Transfer Entities collectively own, have rights in or have the power and authority to assign rights in the Collateral, free and clear of any Liens other than Permitted Liens.
(u)    No Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to any registration statement.
(v)    Absence of Existing Defaults and Conflicts. None of the Energy Transfer Entities nor any of the Material Subsidiaries is in violation of its respective formation, governing or any other organizational documents (the “Organizational Documents”). None of the Energy Transfer Entities nor any of the Material Subsidiaries is (i) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except such breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the applicable Energy Transfer Entities to perform their obligations under this Agreement, Indenture and the Offered Securities, or (ii) in breach of, default under or violation of (nor has any event occurred that with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject (collectively, “Agreements and

Instruments”), except such breaches, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.
(w)    Absence of Defaults and Conflicts Resulting from the Transactions. The execution, delivery and performance of the Transaction Documents by each of the applicable Energy Transfer Entities, the issuance and sale of the Offered Securities by the Partnership and the compliance with the terms and provisions thereof does not and will not (i) violate the Organizational Documents of the applicable Energy Transfer Entities or (ii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, nor has any event occurred that with notice, lapse of time or both would result in any breach or violation of or constitute a default under, or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of any of the Energy Transfer Entities or any of the Subsidiaries pursuant to the Organizational Documents, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the applicable Energy Transfer Entity, Subsidiary or any of their properties, or any Agreements and Instruments (other than pursuant to the Existing Indebtedness), except for breaches, defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the applicable Energy Transfer Entities or any of their respective subsidiaries.
(x)    Absence of Further Requirements. No consent, approval, authorization, qualification, or order of, or filing or registration with, any person (including any governmental or regulatory authority, agency or other body or any court with jurisdiction over any of the Energy Transfer Entities or any of the Subsidiaries or any of their respective assets or property, as well as the security holders of the Partnership Entities) is required for the execution, delivery and performance of this Agreement, the Indenture, the Security Agreement and the Offered Securities by the Partnership (including, but not limited to, the filing of any Security Documents pursuant to the Security Agreement), for the consummation of the transactions contemplated by this Agreement, the Indenture, the Security Agreement and the Offered Securities in connection with the offering, issuance and sale of the Offered Securities by the Partnership in the manner contemplated herein and in the General Disclosure Package or for the grant and perfection of Liens and security interests in the Collateral pursuant to the Security Agreement, except for (i) such consent, approval, authorization, qualification, order, filing or registration as may be required under any applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Offered Securities by the Underwriters and to perfect the Collateral Agent’s security interests granted pursuant to the Security Agreement and the Security Documents related thereto, (ii) such consent, approval, authorization, qualification, order, filing or registration that have been, or prior to the Closing Date will be, obtained and (iii) such consent, approval, authorization, qualification, order, filing or registration, which if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(y)    Title to Property. Each of the Energy Transfer Entities and each Subsidiary has good and marketable title to all real property and good title to all personal property described in the General Disclosure Package and the Final Prospectus as being owned or to be owned by each of them, free and clear of any perfected security interest or any other Liens except as disclosed in the General Disclosure Package and the Final Prospectus, including Liens pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Energy Transfer Entities and as do not materially interfere with the use of such properties, taken as a whole; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents for purposes of this Section 2(x) only that (A) the Energy Transfer Entities and each applicable Subsidiary have sufficient title to enable them to use and occupy the pipeline rights-of- way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Preliminary Prospectus and the Prospectus and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect.
(z)    Rights-of-Way. Each of the Energy Transfer Entities and each Subsidiary has such consents, easements, rights-of-way, or licenses from any person (“rights-of-way”) as are necessary to enable it to use its pipelines as they have been used in the past and as they are expected to be used in the future as described in the General Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the General Disclosure Package and the Final Prospectus, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the General Disclosure Package and the Final Prospectus, or as would not interfere with the operations of the Energy Transfer Entities and the Subsidiaries as conducted on the date hereof to such a material extent that the Underwriters could reasonably conclude that proceeding with the issuance and sale of the Offered Securities would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Energy Transfer Entities and the Subsidiaries, taken as a whole.
(aa)    Possession of Intellectual Property. Each of the Energy Transfer Entities and each Subsidiary owns, possesses, licenses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to any of the Energy Transfer Entities or Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.
(bb)    Possession of Licenses and Permits. Each of the Energy Transfer Entities and each Subsidiary has all necessary permits, licenses, and other authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable federal, state, local or foreign law, regulation or rule, and has obtained all necessary Permits from other persons, in each case as necessary in order to conduct its business as described in the General Disclosure Package and the Final Prospectus, except for such Permits that, if not obtained or made (as applicable), would not have a Material Adverse Effect; none of the Energy Transfer Entities or the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the Energy Transfer Entities or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
(cc)    Absence of Labor Dispute. No labor disputes, strikes or work stoppages with or by the employees that are engaged in the businesses of the Energy Transfer Entities or the Subsidiaries exist or, to the knowledge of the Partnership, is imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws.
(dd)    Environmental Laws. Except as described in the General Disclosure Package and the Final Prospectus, each of the Energy Transfer Entities and each Subsidiary (i) is in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“environmental laws”), (ii) has received and are in compliance with all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written notice of any, and to the knowledge of the Partnership after due inquiry, there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) is not subject to any pending or, to the knowledge of the Partnership after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any environmental laws against the Energy Transfer Entities (collectively, “Environmental Proceedings”), except where such non-compliance with environmental laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Environmental Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the General Disclosure Package and the Final Prospectus, and except for the Newmark Groundwater Contamination Superfund site (as to which an affiliate of the Partnership received a request for information under Section 104(2) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) in May 2001), none of the Energy Transfer Entities nor any of the Subsidiaries is currently named as a “potentially responsible party” under CERCLA.
(ee)    Accurate Disclosure. There is no agreement, contract or other document of a character required to be described in the General Disclosure Package and the Final Prospectus, or to be filed as an exhibit to any documents incorporated therein by reference, which is not described or filed as required; and the statements in (i) the General Disclosure Package and the Final Prospectus under the headings “Description of Notes,” and “Certain

United States Federal Income Tax Considerations;” (ii) the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the captions “Business – Regulation of Interstate Natural Gas Pipelines,” “Business – Regulation of Intrastate Natural Gas and NGL Pipelines,” “Business – Regulation of Sales of Natural Gas and NGLs,” “Business – Regulation of Gathering Pipelines,” “Business – Regulation of Interstate Crude Oil, NGL and Products Pipelines,” “Business – Regulation of Intrastate Crude Oil, NGL and Products Pipelines,” Business – Regulation of Pipeline Safety,” “Business – Environmental Matters,” “Risk Factors – Risks Related to the Businesses of ETP and Sunoco LP: –ETP’s interstate natural gas pipelines are subject to laws, regulations and policies governing the rates they are allowed to charge for their services, which may prevent us from fully recovering our costs, –The interstate natural gas pipelines are subject to laws, regulations and policies governing terms and conditions of service, which could adversely affect their business and operations, –Rate regulation or market conditions may not allow ETP to recover the full amount of increases in the costs of its crude oil, NGL and products pipeline operations, –State regulatory measures could adversely affect the business and operations of ETP’s midstream and intrastate pipeline and storage assets, –Certain of ETP’s assets may become subject to regulation, –ETP may incur significant costs and liabilities resulting from performance of pipeline integrity programs and related repairs and –ETP’s business involves the generation, handling and disposal of hazardous substances, hydrocarbons and wastes and may be adversely affected by environmental and worker health and safety laws and regulations,” in addition to the corresponding risk factors in the Annual Report on Form 10-K for Energy Transfer Partners, L.P., and “Legal Proceedings,” in each case, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings as of the date of each such document.
(ff)    Absence of Manipulation. None of the Partnership Entities nor any of their Affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) has, either alone or with one or more other persons, taken, directly or indirectly, any action designed to cause or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Securities.
(gg)    Statistical and Market-Related Data. All statistical or market-related data included or incorporated by reference in the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required pursuant to the rules and regulations of the Commission.
(hh)    Internal Controls. Each of the Partnership Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(ii)    Disclosure Controls and Procedures and Compliance with the Sarbanes-Oxley. Each of the Partnership Entities has established and maintains and evaluates “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information required to be disclosed by the Partnership Entities in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the President and Group Chief Financial Officer, in the case of the Partnership, the Chief Executive Officer and the Chief Financial Officer, in the case of ETP and the President and Chief Executive Officer and the Chief Financial Officer, in the case of Sunoco LP, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s, ETP’s and Sunoco LP’s auditors and the Audit Committees of the Board of Directors of the General Partner, the Board of Directors of ETP GP LLC and the Board of Directors of Sunoco GP LLC, a Delaware limited liability company (“Sunoco GP”), and have not been advised of: (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the Partnership’s, ETP’s or Sunoco LP’s ability to record, process, summarize and report financial data; (B) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s, ETP’s or Sunoco LP’s internal controls; and (C) any material weaknesses in internal controls that have been identified for the Partnership’s, ETP’s or Sunoco LP’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership, ETP and Sunoco LP have made all certifications required by Sarbanes-Oxley and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and each of the Partnership Entities and the directors and officers of each of the General Partner, ETP GP LLC and Sunoco GP are in compliance in all material respects with all applicable effective provisions of Sarbanes-Oxley and the rules and regulations of the Commission and the NYSE.
(jj)    Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership after due inquiry, threatened or contemplated to which any of the Energy Transfer Entities and of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except any such action, suit, claim, investigation or proceeding which, if determined adversely to any of the Energy Transfer Entities or the Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect.
(kk)    Financial Statements. The public accountants whose reports are included or incorporated by reference in the General Disclosure Package and the Final Prospectus are independent within the meaning of the Securities Act and by the rules of the Public Company Accounting Oversight Board (United States). The historical financial statements, together with the related notes and schedules, included or incorporated by reference in each of the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the respective dates or for the respective periods indicated and have been prepared in compliance with the requirements of the Securities Act, Exchange Act and the Rules and Regulations thereunder and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent expressly disclosed therein; and the other financial and statistical data set forth in the General Disclosure Package and the Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Energy Transfer Entities. Except for certain financial statements, which may be required under Rule 3-16 of Regulation S-X of the Commission, no other financial statements would be required to be included or incorporated by reference in the Registration Statement and the General Disclosure Package pursuant to the applicable accounting requirements of the Securities Act, the Exchange Act and the Rules and Regulations thereunder.
(ll)    No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the General Disclosure Package, there has not been (i) any material adverse change, or any development or event involving, individually or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Partnership Entities (individually or in the aggregate), on the one hand, and/or the Energy Transfer Entities and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership Entities (individually or in the aggregate), on the one hand, and/or the Energy Transfer Entities and the Subsidiaries (taken as a whole), on the other hand, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Energy Transfer Entities that is material to the Partnership Entities (individually or in the aggregate), on the one hand, and/or the Energy Transfer Entities and the Subsidiaries (taken as a whole), on the other hand, (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Energy Transfer Entities or (v) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Energy Transfer Entities, in each case whether or not arising from transactions in the ordinary course of business.
(mm)    Investment Company Act. None of the Energy Transfer Entities is now, an “investment company” that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and none of the Energy Transfer Entities, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.
(nn)    Margin Rules. None of the Energy Transfer Entities nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement, the issuance, sale or delivery of the Offered Securities or the application of the proceeds thereof by the Partnership as described in each of the Registration Statement, the General Disclosure Package and the Final Prospectus to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(oo)    Ratings. No “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, has imposed (or has informed the Partnership Entities that it is considering imposing) any condition (financial or otherwise) on the Partnership’s retaining any rating assigned to the Partnership or any securities of the Partnership or (ii) has indicated to the Partnership Entities that it is considering any of the actions described in Section 7(c)(ii) hereof.
(pp)    Reporting Status. The Partnership, ETP and Sunoco LP are each subject to Section 13 or 15(d) of the Exchange Act.
(qq)    No Prohibition of Dividends or Distributions. No Energy Transfer Entity is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities or from repaying loans or advances to the Partnership, ETP or Sunoco LP, as applicable, except in each case as described in (i) the General Disclosure Package and the Final Prospectus, (ii) the Organizational Documents or (iii) the periodic and current reports filed by ETP or Sunoco LP with the Commission pursuant to the Exchange Act.
(rr)    Taxes. All tax returns required to be filed by the Energy Transfer Entities through the date hereof have been timely filed (or extensions have been timely obtained with respect to such tax returns), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto, due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(ss)    ERISA. No Energy Transfer Entity or any Subsidiary has any liability for any prohibited transaction or has failed to satisfy minimum funding standards (within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which such Energy Transfer Entity or Subsidiary makes or ever has made a contribution and in which any employee of such Energy Transfer Entity or Subsidiary is or has ever been a participant. With respect to such plans, the Energy Transfer Entities and the Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA.
(tt)    Insurance. The Energy Transfer Entities and each Subsidiary maintain insurance covering their properties, operations, personnel and businesses as the Partnership or relevant Energy Transfer Entity or Subsidiary reasonably deems adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Energy Transfer Entities, the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date; none of the Energy Transfer Entities or the Subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.
(uu)    Ownership of the General Partner. Kelcy L. Warren owns 81.2% and Ray C. Davis owns 18.8% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect at the Closing Date.
(vv)    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with an approximate 0.3% general partner interest in the Partnership (the “GP Interest”); the GP Interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as in effect at the Closing Date, and the General Partner owns such general partner interest free and clear of all Liens.
(ww)    Ownership of Limited Partnership Interests in the Partnership. The limited partners of the Partnership own 1,079,185,030 common units of the Partnership, representing an approximate 99.7% limited partner interest in the Partnership.
(xx)    Ownership of ETP GP LLC. The Partnership owns 100% of the issued and outstanding membership interests in ETP GP LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETP GP LLC and are fully paid (to the extent required under the limited liability company agreement of ETP GP LLC) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens other than Liens arising under the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and the Offered Securities.

(yy)    Ownership of ETP GP LP. (i) ETP GP LLC is the sole general partner of ETP GP LP, with a 0.01% general partner interest in ETP GP LP; (ii) such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of ETP GP LP; (iii) ETP GP LLC owns such general partner interest free and clear of all Liens, other than Liens arising under the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and the Offered Securities; (iv) the Partnership owns 100% of the Class A limited partner interests of ETP GP LP and 100% of the Class B limited partner interests of ETP GP LP; (v) such limited partner interests have been duly authorized and validly issued in accordance with the partnership agreement of ETP GP LP and are fully paid (to the extent required under the partnership agreement of ETP GP LP) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the General Disclosure Package); and (vi) the Partnership owns its limited partner interests free and clear of all Liens other than Liens arising under the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and the Offered Securities.
(zz)    Ownership of the General Partner Interest in ETP. ETP GP LP is the sole general partner of ETP with an approximate 0.39% general partner interest in ETP (the “ETP GP Interest”); ETP GP LP owns 100% of the incentive distribution rights in ETP; the ETP GP Interest and the incentive distribution rights in ETP (collectively, the “ETP GP LP Interests”) have been duly authorized and validly issued in accordance with the partnership agreement of ETP; and ETP GP LP owns the ETP GP LP Interests free and clear of all Liens.
(aaa)    Ownership of the Limited Partner Interests in ETP. On the date hereof, the issued and outstanding limited partner interests of ETP consist of 1,155,484,525 common units (the “ETP Common Units”), 8,853,832 Class E Units (the “ETP Class E Units”), 90,706,000 Class G Units (the “ETP Class G Units”), 100 Class I Units (the “ETP Class I Units”), 60 Class J Units (the “ETP Class J Units”), 101,525,429 Class K Units (the “ETP Class K Units”), collectively representing an approximate 99% limited partner interest in ETP; on the date hereof, (i) the Partnership owns 27,535,127 ETP Common Units representing approximately a 2.5% limited partner interest in ETP, free and clear of all Liens, other than Liens arising under the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and the Offered Securities, (ii) Heritage Holdings, Inc. owns 8,853,832 ETP Class E Units, free and clear of all Liens, (iii) Sunoco, Inc. owns 90,706,000 ETP Class G Units, free and clear of all Liens, (iv) ETP GP LP owns 100 ETP Class I Units, free and clear of all Liens, (iv) ETP GP LP owns 60 ETP Class J Units, free and clear of all Liens and (vi) ETP Holdco Corporation and its subsidiaries own 101,525,429 ETP Class K Units, free and clear of all Liens, other than Liens arising under the Existing Indebtedness (such owned ETP Common Units, ETP Class E Units, ETP Class G Units, ETP Class I Units, ETP Class J Units, and ETP Class K Units being referred to as, the “Owned Units”); all of the Owned Units and the limited partner interests represented by the ETP Common Units, ETP Class E Units, ETP Class G Units, ETP Class I Units, ETP Class J Units and ETP Class K Units, included therein have been duly authorized and validly issued in accordance with the Fourth Amended and Restated Agreement of

Limited Partnership of ETP (as amended to date, the “ETP Partnership Agreement”) and are fully paid (to the extent required under the ETP Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Act and as otherwise disclosed in the General Disclosure Package).
(bbb)    Ownership of ETE Common Holdings, LLC. The Partnership owns 100% of the issued and outstanding membership interests in ETE Common Holdings; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETE Common Holdings (as amended, the “ETE Common Holdings LLC Agreement”) and are fully paid (to the extent required under the ETE Common Holdings LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act); and on the Closing Date, the Partnership and ETE Common Holdings will own such membership interests free and clear of all Liens.
(ccc)    Ownership of ETE Services Company, LLC. The Partnership owns 100% of the issued and outstanding membership interests in ETE Services; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETE Services (as amended to date, the “ETE Services LLC Agreement”) and are fully paid (to the extent required under the ETE Services LLC Agreement) and non-assessable (except as such non‑assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens other than Liens arising under the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and the Offered Securities.
(ddd)    Ownership of Sunoco GP. ETP GP LLC owns 100% of the issued and outstanding membership interests in Sunoco GP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Sunoco GP (as amended to date, the “Sunoco GP Agreement”) and are fully paid (to the extent required under the Sunoco GP Agreement) and non-assessable (except as such non‑assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and ETE GP LLC owns such membership interests free and clear of all Liens.
(eee)    Ownership of General Partner Interests in Sunoco LP. Sunoco GP is the sole general partner of Sunoco LP, with a non-economic general partner interest in Sunoco LP (the “Sunoco GP Interest”); the Sunoco GP Interest has been duly authorized and validly issued in accordance with the limited partnership agreement of Sunoco LP (as amended to date, the “Sunoco LP Partnership Agreement”); and Sunoco GP owns the Sunoco GP Interest free and clear of all Liens.
(fff)    Ownership of Incentive Distribution Rights in Sunoco LP. The Partnership is the record holder of all of the Incentive Distribution Rights (as such term is defined in the Sunoco LP Partnership Agreement, the “Sunoco IDRs”); and the Partnership owns the Sunoco IDRs free and clear of all Liens, other than Liens arising under the Existing

Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and the Offered Securities.
(ggg)    Ownership of Limited Partner Interests in Sunoco LP. On the date hereof, the issued and outstanding limited partner interests in Sunoco LP consist of 98,181,046 common units (the “Sunoco Common Units”) and 16,410,780 Class C Units (the “Sunoco Class C Units”), representing all of the limited partner interests in Sunoco LP; on the date hereof and on the Closing Date, (i) ETP beneficially owns and will own 43,487,668 Sunoco Common Units, free and clear of all Liens, (ii) the Partnership beneficially owns and will own 2,263,158 Sunoco Common Units, free and clear of all Liens, (iii) Aloha Petroleum, Ltd., a Hawaii corporation, owns and will own 5,242,113 Sunoco Class C Units, free and clear of all Liens, (iv) Stripes No. 1009 LLC, a Texas limited liability company, owns and will own 5,544,140 Sunoco Class C Units, free and clear of all Liens, and (v) Stripes LLC, a Texas limited liability company, owns and will own 5,624,527 Sunoco Class C Units, free and clear of all Liens (such owned Sunoco Common Units and Sunoco Class C Units, the “Owned Sunoco Units”); all of the Owned Sunoco Units and limited partner interests represented by the Sunoco Common Units and Sunoco Class C Units have been duly authorized and validly issued in accordance with the Sunoco Partnership Agreement and are fully paid (to the extent required under the Sunoco Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(hhh)    Ownership of Subsidiaries. All of the outstanding shares of capital stock, limited liability company interests and partner interests of each of the Subsidiaries, have been duly authorized and validly issued and are fully paid (to the extent required under their respective partnership agreement, limited liability company agreement or other organizational documents) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), or Section 101.206, 153.102 and 153.210 of the Texas Business Organizations Code.
(iii)    No Business Interruptions. None of the Energy Transfer Entities has sustained since the date of the last audited financial statements included in the General Disclosure Package and the Final Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
(jjj)    Non-Renewal of Agreements; No Third-Party Defaults. Except as described in the General Disclosure Package and the Final Prospectus, none of the Energy Transfer Entities or the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements included as an exhibit to the General Disclosure Package and the Final Prospectus, and no such termination or non-renewal has been threatened by any of the Energy Transfer Entities or the Subsidiaries. To the knowledge of the Partnership, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Energy Transfer Entities or the Subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any agreement (and no event has occurred that, with notice or lapse of time or both would constitute such an event, which breach, default or violation would have a Material Adverse Effect.
(kkk)    Solvency of the Partnership. As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the offering of the Offered Securities, the Partnership is and will be Solvent. As used herein, “Solvent” shall mean, for the Partnership on a particular date, that on such date (i) the fair value of the property of the Partnership is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Partnership, (ii) the present fair salable value of the assets of the Partnership is not less than the amount that will be required to pay the probable liability of the Partnership on its debts as they become absolute and matured, (iii) the Partnership does not intend to, and does not believe that it will, incur debts and liabilities beyond the Partnership’s ability to pay as such debts and liabilities mature, (iv) the Partnership is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Partnership’s property would constitute an unreasonably small capital and (v) the Partnership is able to pay its debts as they become due and payable.
(lll)    Independent Accountants. Grant Thornton LLP, who has certified certain financial statements of the Partnership and its Subsidiaries as set forth in the “Experts” section of the Registration Statement, whose reports are included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) and who has delivered the initial letter referred to in Section 7(a) hereof, is and has been, during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), an independent registered public accounting firm with respect to the Partnership and its Subsidiaries as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (United States).
(mmm)    No Unlawful Payments. None of the Energy Transfer Entities or any of the Subsidiaries, nor to the knowledge of the Partnership, any director, officer, or employee of any of the Energy Transfer Entities or any of the Subsidiaries or any agent, affiliate or other person associated with or acting on behalf of any of the Energy Transfer Entities or any of the Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Energy Transfer Entities and the Subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(nnn)     Compliance with Money Laundering Laws. The operations of the Energy Transfer Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any of the Energy Transfer Entities or any of the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Energy Transfer Entities or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.
(ooo)    No Conflicts with Sanctions Laws. None of the Energy Transfer Entities or any of the Subsidiaries, nor, to the knowledge of the Partnership, any director, officer or employee of any of the Energy Transfer Entities or any of the Subsidiaries, nor, to the knowledge of the Partnership, any agent, affiliate or other person associated with or acting on behalf of any of the Energy Transfer Entities or any of the Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the General Partner, the Partnership or the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, none of the General Partner, the

Partnership or the Subsidiaries has knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(ppp)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act included or incorporated by reference in any of the Registration Statement, the General Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
Each certificate signed by any officer of a Partnership Entity and delivered to the Underwriters or counsel for the Underwriters pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by such Partnership Entity to the Underwriters as to matters covered by such certificate.
3.    Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Partnership agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, the respective principal amounts of the Offered Securities set forth opposite the names of the several Underwriters in Schedule A hereto at a purchase price of 99% of the principal amount of the Offered Securities, plus accrued interest from the Closing Date (as defined herein).
The Partnership will deliver the Offered Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives at the offices of Andrews Kurth Kenyon LLP, 600 Travis, Suite 4200, Houston, Texas, at 9:00 a.m., Houston time, on October 18, 2017 or at such other time or place not later than seven full business days thereafter as the Representatives and the Partnership determine, such time being herein referred to as the “Closing Date”. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Andrews Kurth Kenyon LLP at least 24 hours prior to the Closing Date.
4.    Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the General Disclosure Package and the Final Prospectus.
5.    Certain Agreements of the Partnership. The Partnership agrees with the several Underwriters that:
(a)    Filing of Prospectuses. The Partnership has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Partnership has complied and will comply with Rule 433.
(b)    Filing of Amendments; Response to Commission Requests. Until the completion of the public offer and sale of the Offered Securities contemplated hereby, the Partnership will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement. The Partnership will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose and (iv) the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
(c)    Continued Compliance with the Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any Underwriter or dealer, there occurs an event or development as a result of which the Final Prospectus as then amended or supplemented included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Partnership promptly will notify the Representatives of such event and promptly will prepare and file with the Commission and furnish, at its own expense, to the Representatives and the dealers and to any other dealers at the request of the Underwriters, an amendment or supplement that will correct such statement or omission. Neither the Representatives’ consent to, nor the Underwriters’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
(d)    Furnishing of Prospectuses. The Partnership will furnish to the Underwriters, without charge, copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus, each other document comprising a part of the General Disclosure Package, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request. The Partnership will pay the expenses of printing and distributing to the Underwriters all such documents.
(e)    Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Partnership will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158.
(f)    Blue Sky Qualifications. The Partnership will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications in effect so long as required for the distribution, provided that the Partnership will not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to register or qualify as a dealer in securities or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
(g)    Reporting Requirements. For so long as the Offered Securities remain outstanding, the Partnership will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to holders of its limited partnership units for such year; and the Partnership will furnish to the Representatives and, upon request, to each of the other Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Partnership filed with the Commission under the Exchange Act or mailed to holders of the Partnership’s limited partnership units, (ii) copies of all reports and other communications (financial or otherwise) furnished by the Partnership to the Trustee or to the holders of the Offered Securities, and (iii) from time to time, such other information concerning the Partnership as the Representatives may reasonably request. However, so long as the Partnership is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.
(h)    DTC-Eligibility. The Partnership will use its best efforts to permit the Offered Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).
(i)    Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Partnership will pay all costs, expenses, fees and disbursements incidental to the performance of its obligations under this Agreement, including but not limited to: (i) the fees and expenses of the Trustee, the Collateral Agent and any paying agent, including related fees and expenses of their respective professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the preliminary prospectus supplement, any other documents comprising any part of the General Disclosure Package, the Final Prospectus, all amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Partnership in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as the Representatives designate and the preparation and printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities; (vi) expenses incurred in reproducing and distributing the preliminary prospectus supplement, any other documents comprising any part of the General Disclosure Package, the Final Prospectus (including any amendments and supplements thereto), any other document relating to the issuance, offer, sale and delivery of the Offered Securities and the Transaction Documents; (vii) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Collateral Documents (including the related fees and expenses of counsel to the Underwriters for all periods prior to and after the Closing Date); and (viii) all fees and expenses of the Underwriters’ counsel in connection with the proposed purchase and sale of the Offered Securities.
(j)    Use of Proceeds. The Partnership will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Partnership does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
(k)    Absence of Manipulation. Neither the Partnership nor any of its affiliates will take, either alone or with one or more other persons, any action that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Partnership to facilitate the sale or resale of the Offered Securities.
(l)    Conditions Under this Agreement. The Partnership will do and perform all things required to be done and performed under this Agreement by it and satisfy all conditions precedent on its part to the delivery of the Offered Securities.
(m)    Restriction on Sale of Securities. For a period beginning on the date hereof and ending 30 days after the Closing Date, the Partnership will not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Partnership and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of its securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing without the prior written consent of the Representatives.
(n)    Filing Fees. The Partnership has paid or will pay the applicable Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein.

(o)    Perfection of Security Interests. The Partnership (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of the security interests in the Collateral as and to the extent contemplated by the Indenture and the Collateral Documents and (ii) shall take all actions necessary to maintain such security interest and to perfect security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Indenture and the Collateral Documents.
6.    Free Writing Prospectuses.
(a)    Issuer Free Writing Prospectus. The Partnership represents and agrees that, unless it obtains the prior consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Partnership and the other Underwriter, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Partnership and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
(b)    Term Sheets. The Partnership will prepare a final term sheet substantially in the form of Exhibit B-1 to Schedule B hereto relating to the Offered Securities containing only information that describes the final terms of the Offered Securities or their offering and otherwise in a form consented to by the Underwriters, and will file such final term sheet with the Commission within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Partnership also consents to the use by any Underwriters of a free writing prospectus that contains only (i)(A) information describing the preliminary terms of the Offered Securities or their offering, (B) information permitted by Rule 134, or (C) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Partnership contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.
7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy when made and on the Closing Date of the representations and warranties of the Partnership herein, to the accuracy of the statements of officers of the Partnership Entities made pursuant to the provisions hereof, to the performance by the Partnership of its obligations hereunder and to the following additional conditions precedent:
(a)    Accountants’ Comfort Letter. At the time of execution of this Agreement, the Underwriters shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants with respect to the Energy Transfer Entities within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Final Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with public offerings of securities.
With respect to the letters of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Underwriters a letter (the “bring-down letter”) of Grant Thornton LLP, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Energy Transfer Entities within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Final Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(b)    Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Partnership or any Underwriter, shall be contemplated by the Commission.
(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred: (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business and properties of any of the Partnership and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Partnership by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Partnership (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Partnership has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Partnership on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representatives impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
(d)    Opinion and 10b-5 Statement of Counsel for the Partnership. The Underwriters shall have received an opinion and 10b-5 statement, dated the Closing Date, of Latham & Watkins LLP, counsel for the Partnership, that is substantially to the effect set forth in the forms attached as Schedules E-1, E-2 and E-3 hereto.
(e)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Underwriters shall have received from Andrews Kurth Kenyon LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date, with respect to such matters as the Representatives may require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(f)    Officers’ Certificate. The Underwriters shall have received a certificate, dated as of the Closing Date, of a principal executive officer and a principal financial or accounting officer of the General Partner in which such officers shall state that: (i) the representations and warranties of the Partnership in this Agreement are true and correct; (ii) the Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business and properties of each of the Partnership Entities and its respective subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus.
(g)    Indenture and the Offered Securities. The Underwriters shall have received conformed counterparts of the Eighth Supplemental Indenture, the Indenture and the Offered Securities that shall have been executed and delivered by the duly authorized officers of each party thereto.
(h)    Compliance with DTC Blanket Representation Letter. All agreements set forth in the blanket letter of representations of the Partnership to DTC relating to the approval of the Offered Securities by DTC for “book entry” transfer shall have been complied with.
(i)    No Downgrade. Subsequent to the earlier of the (A) Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities issued or guaranteed by the Partnership or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Offered Securities or of any other debt securities or preferred stock issued or guaranteed by the Partnership or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
(j)    Security Agreement and Collateral Agency Agreement. The Underwriters shall have received conformed counterparts of the Security Agreement and Collateral Agency Agreement that shall have been executed and delivered by duly authorized officers of each party thereto.
(k)    Filings, Registration and Recordings. Except as otherwise contemplated by the Security Agreement, each document (including any Uniform Commercial Code financing statement) required by the Security Agreement, or under law or reasonably requested by the Underwriters, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date, in order to create in favor of the Trustee, for the benefit of the holders of the Offered Securities, a perfected first-priority lien and security interests in the Collateral that can be perfected by the making of such filings, registrations or recordations, prior and superior to the right of any other person (other than Permitted Liens), shall be executed and in proper form for filing, registration or recordation.
(l)    Additional Documents. On or prior to the Closing Date, the Partnership shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

Each of the Partnership Entities, as applicable, will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
8.    Indemnification and Contribution.
(a)    Indemnification of Underwriters. The Partnership shall indemnify and hold harmless each Underwriter, its officers, employees, agents, partners, members, directors and affiliates of any Underwriter who have, or who are alleged to have, participated in the distribution of the Offered Securities as underwriters, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus (which term includes any base prospectus and any preliminary prospectus supplement) as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the case of any Statutory Prospectus or the Final Prospectus, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Partnership shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
(b)    Indemnification of Partnership. Each Underwriter shall severally and not jointly indemnify and hold harmless the Partnership, its directors and officers and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus (which term includes any base prospectus and any preliminary prospectus supplement) as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the case of any Statutory Prospectus or the Final Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus: (i) the statements regarding the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting,” (ii) information relating to stabilization appearing in the sixth paragraph under the caption “Underwriting,” (iii) information relating to fees and expenses and activities and commercial transactions of the underwriters and their affiliates in the eighth paragraph under the caption “Underwriting” and (iv) information relating to hedging transactions by the underwriters or their affiliates in the ninth paragraph under the caption “Underwriting”; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Partnership’s failure to perform its obligations under Sections 5(a), (b) or (c) of this Agreement.
(c)    Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
(d)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total discounts and commissions received by the Underwriters from the Partnership under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.    Default of Underwriters. If any Underwriter defaults in its obligation to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the non-defaulting Underwriter may make arrangements satisfactory to the Partnership for the purchase of such Offered Securities by other persons, including itself, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter shall be obligated to purchase the Offered Securities that such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the non-defaulting Underwriter and the Partnership for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Partnership, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for a Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
10.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
11.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Partnership or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Partnership or any of its representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Partnership shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Partnership and the Underwriters pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clauses (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Partnership will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.
12.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to the Underwriters, c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, with a copy to the Legal Department and c/o Mizuho Securities USA LLC, 320 Park Avenue, 12th Floor, New York, New York 10022, Attention: Debt Capital Markets or, if sent to the Partnership will be mailed, delivered or telegraphed and confirmed to it at 8111 Westchester

Drive, Suite 600, Dallas, Texas 75225, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telefaxed and confirmed to such Underwriter.
13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the other persons referred to in Section 8, and no other person will have any right or obligation hereunder.
14.    The Representatives will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by you jointly will be binding upon all the Underwriters.
15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
16.    Absence of Fiduciary Relationship. The Partnership acknowledges and agrees that:
(a)    No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Partnership and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Partnership on other matters;
(b)    Arm’s-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Partnership following discussions and arms-length negotiations with the Representatives, and the Partnership is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)    Absence of Obligation to Disclose. The Partnership has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Partnership and that the Underwriters have no obligation to disclose such interests and transactions to the Partnership by virtue of any fiduciary, advisory or agency relationship; and
(d)    Waiver. The Partnership waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Partnership in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership, including equityholders, employees or creditors of the Partnership.

17.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
The Partnership hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Partnership irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
(Remainder of Page Intentionally Left Blank)

If the foregoing is in accordance with the your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Partnership and the several Underwriters in accordance with its terms.
Very truly yours,

ENERGY TRANSFER EQUITY, L.P.
By: LE GP, LLC, its general partner

By:     /s/ Thomas E. Long
Name: Thomas E. Long
Title: Group Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
Morgan Stanley & Co. LLC
Mizuho Securities USA LLC
Acting on behalf of themselves and as the Representatives of the several Underwriters
Morgan Stanley & Co. LLC

By: /s/ Chance Moreland
Name: Chance Moreland
Title: Authorized Signatory
Mizuho Securities USA LLC

By: /s/ Andrew Rothstein
Name: Andrew Rothstein
Title: Managing Director

SCHEDULE A

Underwriters	Principal Amount of the Offered Securities
Morgan Stanley & Co. LLC	$200,000,000.00
Mizuho Securities USA LLC	$200,000,000.00
Credit Suisse Securities (USA) LLC	$78,571,428.58
Goldman Sachs & Co. LLC	$78,571,428.57
MUFG Securities Americas Inc.	$78,571,428.57
Natixis Securities Americas LLC	$78,571,428.57
Scotia Capital (USA) Inc.	$78,571,428.57
SMBC Nikko Securities America, Inc.	$78,571,428.57
TD Securities (USA) LLC	$78,571,428.57
CIBC World Markets Corp.	$25,000,000.00
Fifth Third Securities, Inc.	$25,000,000.00
Total	$1,000,000,000.00

Schedule A - 1

SCHEDULE B
Issuer Free Writing Communications (included in the General Disclosure Package)

1.	Final term sheet, dated October 3, 2017, a copy of which is attached hereto as Exhibit B-1.

Schedule B - 1

Issuer Free Writing Prospectus dated October 3, 2017
Filed Pursuant to Rule 433
Registration No. 333-216451
ENERGY TRANSFER EQUITY, L.P.
$1,000,000,000 4.25% Senior Notes due 2023
Pricing Term Sheet

Issuer:	Energy Transfer Equity, L.P.
Security Type:	Senior Notes
Issue Ratings (Moody’s / S&P)*:	[Intentionally Omitted]
Pricing Date:	October 3, 2017
Settlement Date:	October 18, 2017 T + 10
Maturity Date:	March 15, 2023
Principal Amount:	$1,000,000,000
Benchmark:	1.50% due February 28, 2023
Spread to Benchmark:	+ 226bps
Yield to Maturity:	4.25%
Coupon:	4.25%
Public Offering Price:	100%
Gross Spread:	1%
Net Proceeds to Issuer (before expenses):	$990,000,000
Optional Redemption:
Make-Whole Call:	T+50 prior to December 15, 2022
Call at Par:	On or after December 15, 2022
Interest Payment Dates:	March 15 and September 15, beginning March 15, 2018
Interest Record Dates:	March 1 and September 1
CUSIP / ISIN:	29273V AG5 / US29273VAG59
Joint Book-Running Managers:
Morgan Stanley & Co. LLC
Mizuho Securities USA LLC
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
MUFG Securities Americas Inc.
Natixis Securities Americas LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC

Schedule B - 2

Co-Managers	CIBC World Markets Corp. Fifth Third Securities, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold a security and may be subject to revision or withdrawal at any time.
CHANGES TO THE PRELIMINARY PROSPECTUS SUPPLEMENT
In addition to the pricing information set forth above, the preliminary prospectus supplement is hereby updated to reflect the following changes:
Increase in Aggregate Principal Amount
The aggregate principal amount of 4.25% Senior Notes due 2023 (the “2023 Notes”) offered hereby has been increased to $1.0 billion from an expected $750 million.
*****
This information does not purport to be a complete description of these notes or the offering. Please refer to the preliminary prospectus supplement for a complete description.
The issuer has filed a registration statement (including a base prospectus and a prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement which may be obtained from Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, by calling (866) 718-1649 or by emailing prospectus@morganstanley.com or Mizuho Securities USA LLC, 320 Park Avenue – 12th Floor, New York, NY 10022, Attn: Debt Capital Markets, Toll-free: 866-271-7403.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Schedule B - 3

SCHEDULE C

Entity	Jurisdiction in which registered	Jurisdiction of foreign qualification
LE GP, LLC	Delaware	Ohio
Energy Transfer Equity, L.P.	Delaware	Ohio Missouri
Energy Transfer Partners, L.L.C.	Delaware
Alabama, Arizona, California, Colorado, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma (doing business as ETP, L.L.C.), Oregon, Pennsylvania, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as U.S. Propane Gas, L.L.C.)

Energy Transfer Partners GP, L.P.	Delaware
Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as Energy Transfer Company GP, Limited Partnership)

Energy Transfer Partners, L.P.	Delaware	Pennsylvania (registered as Sunoco Logistics Partners L.P.)
Energy Transfer, LP	Delaware
Kansas (registered as Energy Transfer Partners, L.P.), Kentucky (registered as Energy Transfer Partners, L.P.), Louisiana (registered as Energy Transfer Partners, L.P.), New York (registered as Energy Transfer Partners, L.P.), Oklahoma (registered as Energy Transfer Partners, L.P.), Pennsylvania (registered as Energy Transfer Partners, L.P.), Texas (registered as Energy Transfer Partners, L.P.), West Virginia (registered as Energy Transfer Partners, L.P.)

ETE Common Holdings, LLC	Delaware	West Virginia
ETE Services Company, LLC	Delaware	None
La Grange Acquisition, L.P.	Texas	Arizona, Arkansas, California, Colorado, Georgia, Kansas, Louisiana, Mississippi, New Mexico, Ohio, Oklahoma, Pennsylvania, Tennessee, Utah West Virginia
Heritage ETC, L.P.	Delaware	Oklahoma

Schedule C - 1

Heritage Holdings, Inc.	Delaware
Alabama, Arizona, California, Colorado, Delaware, Florida, Georgia, Idaho, Kentucky, Massachusetts, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Vermont, Virginia, Washington

Energy Transfer Interstate Holdings, LLC	Delaware	Arizona, Arkansas, Colorado, Louisiana, Mississippi, New Mexico, Texas
ETC Texas Pipeline, Ltd.	Texas	Oklahoma, New Mexico
ETC Tiger Pipeline, LLC	Delaware	Arkansas, Louisiana, Texas
Lone Star NGL LLC	Delaware	Texas
Lone Star NGL Pipeline LP	Delaware	New Mexico, Texas
Lone Star NGL Asset Holdings LLC	Delaware	None
Lone Star NGL Asset Holdings II LLC	Delaware	Texas
ETP Holdco Corporation	Delaware	None
Sunoco, Inc. (R&M)	Pennsylvania	Colorado, Delaware, Florida, Massachusetts, New Jersey, (registered as Sunoco Refining & Marketing LLC), New York, Ohio, Virginia
Mascot, Inc. (MA)	Massachusetts	None
Sunoco Logistics Partners Operations, L.P.	Delaware	Montana, New York, Pennsylvania
Sunoco Pipeline L.P.	Texas	Louisiana, Massachusetts, Michigan, New Jersey, New Mexico, New York, North Dakota, Ohio, Oklahoma, Pennsylvania, West Virginia
Sunoco Partners Marketing & Terminal L.P.	Texas
Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Utah, Virginia, Washington, West Virginia, Wyoming

Regency Gas Services LP	Delaware	Louisiana, Texas
ETC Field Services LLC	Delaware	Colorado, Kansas, Louisiana, New Mexico, Oklahoma, Texas
Lone Star NGL Fractionators LLC	Delaware	Texas
ET Rover Pipeline LLC	Delaware	Michigan, Ohio, Pennsylvania, West Virginia
Houston Pipeline Company LP	Delaware	Texas

Schedule C - 2

HP Houston Holdings, L.P.	Delaware	None
HPL Consolidation LP	Delaware	None
Lake Charles LNG Company, LLC	Delaware	Louisiana, Texas
Lone Star NGL Mont Belvieu LP	Delaware	Texas
Panhandle Eastern Pipeline Company, LP	Delaware	Texas, Pennsylvania, Florida, Illinois, Indiana, Kansas, Massachusetts, Michigan, Missouri, New York, Ohio, Oklahoma, Rhode Island
SUG Holding Company, LLC	Delaware	Pennsylvania
Sunoco LLC	Delaware
Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas. Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota. Mississippi, Missouri, Montana, Nebraska, Nevada, (registered as Sunoco Wholesale LLC), New Hampshire, (registered as Sunoco Wholesale LLC), New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania (registered as Sunoco Wholesale LLC),Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, Washington, D.C., West Virginia, Wisconsin, Wyoming

Sunoco LP	Delaware

Schedule C - 3

SCHEDULE D
Material Subsidiaries of the Partnership

Entity	Jurisdiction in which registered
Energy Transfer Partners, L.P.	Delaware
Energy Transfer, LP	Delaware
La Grange Acquisition, L.P.	Texas
Heritage ETC, L.P.	Delaware
Heritage Holdings, Inc.	Delaware
Houston Pipeline Company LP	Delaware
Energy Transfer Interstate Holdings, LLC	Delaware
ETC Texas Pipeline, Ltd.	Texas
ETC Tiger Pipeline, LLC	Delaware
Lone Star NGL LLC	Delaware
Lone Star NGL Pipeline LP	Delaware
Lone Star NGL Asset Holdings LLC	Delaware
Lone Star NGL Asset Holdings II LLC	Delaware
ETP Holdco Corporation	Delaware
Sunoco (R&M) LLC	Pennsylvania
Mascot, Inc. (MA)	Massachusetts
Sunoco Logistics Partners, L.P.	Delaware
Sunoco Logistics Partners Operations, L.P.	Delaware
Sunoco Pipeline L.P.	Texas
Sunoco Partners Marketing & Terminal L.P.	Texas
Regency Gas Services LP	Delaware
ETC Field Services LLC	Delaware
Lone Star NGL Fractionators LLC	Delaware
ET Rover Pipeline LLC	Delaware
Houston Pipeline Company LP	Delaware
HP Houston Holdings, L.P.	Delaware
HPL Consolidation LP	Delaware

Schedule D - 1

Lake Charles LNG Company, LLC	Delaware
Lone Star NGL Mont Belvieu LP	Delaware
Panhandle Eastern Pipeline Company, LP	Delaware
SUG Holding Company, LLC	Delaware
Sunoco LLC	Delaware
Sunoco LP	Delaware

Schedule D - 2

SCHEDULE E-1
FORM OF OPINION OF COUNSEL TO THE PARTNERSHIP
1.Each of the Energy Transfer Entities1 is a limited partnership or limited liability company, as applicable, under the laws of the State of Delaware with partnership or limited liability company power and authority, as applicable, to (i) with respect to the Partnership, own its properties and to conduct its business as described in the Registration Statement, Preliminary Prospectus and the Prospectus, and (ii) execute, deliver, incur and perform its obligations under the Collateral Documents2 to which it is a party, and perform its obligations thereunder. With your consent, based solely on certificates from public officials, we confirm that each of the Energy Transfer Entities is validly existing and in good standing under the laws of the State of Delaware.
2.With your consent, based solely upon a review on the date hereof of the Partnership Governing Documents3 and certain resolutions of the board of directors of the General Partner, the General Partner is the sole general partner of the Partnership with an approximate [●]% general partner interest in the Partnership (the “GP Ownership Interest”) owned of record by the General Partner. The GP Ownership Interest has been validly issued in accordance with the Partnership Agreement. With your consent, based solely upon a review of the lien searches dated October [●], 2017 attached hereto as Exhibit C, we confirm that the GP Ownership Interest is free and clear of liens, claims, charges and encumbrances (“Liens”) other than those (i) created by or arising under the DRULPA or the Partnership Agreement, (ii) set forth or described on Exhibit C or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
3.The execution, delivery and performance of the Underwriting Agreement by the Partnership have been duly authorized by all necessary limited partnership action of the Partnership, and the Underwriting Agreement has been duly executed and delivered by the Partnership.
4.The execution and delivery of the Additional Collateral Agency Joinder by the Partnership have been duly authorized by all necessary limited partnership action of the Partnership, and the Additional Collateral Agency Joinder is the legally valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.
__________________
1 NTD: “Energy Transfer Entities” will be defined to mean Energy Transfer Equity, L.P., LE GP, LLC, Energy Transfer Partners, L.L.C., Energy Transfer Partners GP, L.P., ETE Services Company, LLC and ETE Common Holdings, LLC.
2 NTD: “Collateral Documents” will be defined to mean the Second Amended and Restated Pledge and Security Agreement, the Collateral Agency Agreement, the Additional Collateral Agency Joinder and each other security document or pledge agreement executed by the Partnership or any subsidiaries of the Partnership from time to time to secure the Notes.
3 NTD: “Partnership Governing Documents” will be defined to mean the Certificate of Limited Partnership and the Partnership Agreement of the Partnership.

Schedule E-1 - 1

5.The Indenture (i) has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (ii) has been duly authorized by all necessary limited partnership action of the Partnership and duly executed and delivered by the Partnership and (iii) is the legally valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.
6.The Notes have been duly authorized by all necessary limited partnership action of the Partnership and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.
7.The execution and delivery of the Underwriting Agreement, the Indenture and the Additional Collateral Agency Joinder (collectively with the form of Notes, the “Opinion Documents”) and the issuance and sale of the Notes by the Partnership to you and the other Underwriters pursuant to the Underwriting Agreement, and the granting of the liens pursuant to the Collateral Documents, do not on the date hereof:

(i)	violate the provisions of the Partnership Governing Documents, the GP Governing Documents[4] or any of the Energy Transfer Entities’ Governing Documents[5];

(ii)	result in the breach of or a default under any of the Specified Agreements[6];

(iii)	violate any federal, New York or Texas statute, rule or regulation applicable to the Energy Transfer Entities or the Delaware Laws[7]; or

(iv)
require any consents, approvals, or authorizations to be obtained by any Energy Transfer Entity from, or any registrations, declarations or filings to be made by any Energy Transfer Entity with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to any Energy Transfer Entity or the Delaware Laws on or prior to the date hereof that have not been obtained or made, except (a) filings and recordings required in order to perfect or otherwise protect the security interests under the Collateral Documents and (b) any consents or approvals required in connection with a disposition of collateral including compliance with federal and state securities laws in connection with any sale of any portion of the collateral consisting of securities under such securities laws.

__________________
4 NTD: “GP Governing Documents” will be defined to mean the certificates of formation and the limited liability company agreement of LE GP, LLC.
5 NTD: “Energy Transfer Entities’ Governing Documents” will be defined to mean the certificates of formation and the limited liability company agreements or limited partnership agreements of Energy Transfer Partners, L.L.C., ETE Services Company, LLC, Energy Transfer Partners GP, L.P. and ETE Common Holdings, LLC.
6 NTD: “Specified Agreements” will be defined to cover all credit agreements, indentures, debt-related instruments and other material merger or joint venture agreements, in each case to which the Partnership is a party and that is listed as an exhibit or incorporated by reference into the Registration Statement pursuant to Item 601(b) of Regulation S-K.
7 NTD: “Delaware Laws” will be defined to mean the DRULPA and the DLLCA.

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8.The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at https://www.sec.gov/litigation/stoporders.shtml at [8:00] a.m. Eastern Time on October [●], 2017, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Act, and the Specified IFWP has been filed in accordance with Rule 433(d) under the Act.
9.The Registration Statement, at October 3, 2017, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Trustee’s Form T-1 under the TIA. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
10.The statements in the Preliminary Prospectus, taken together with the Specified IFWP, and the Prospectus under the captions “Description of Notes” and “Description of the Debt Securities,” insofar as they purport to constitute a summary of the terms of the Notes or the Indenture, are accurate summaries in all material respects.
11.Under the NY UCC, the Opinion Documents do not, of themselves, result in the security interest of the Collateral Agent in that portion of the collateral described in Section 2.1 of the Security Agreement in which any of the Energy Transfer Entities party thereto has rights and in which the Collateral Agent had a valid security interest under Article 9 of the NY UCC immediately before giving effect to the Documents8 (the “UCC Collateral”), becoming invalid.
12.Under the NY UCC, the Opinion Documents do not, of themselves, result in the Collateral Agent’s security interest in the part of the UCC Collateral constituting “certificated securities” within the meaning of Section 8-102(a)(4) of NY UCC (the “Pledged Securities”), in which, immediately before the effectiveness of the Opinion Documents, the Collateral Agent had a perfected security interest solely by virtue of possession thereof in the State of New York, becoming unperfected. For purposes of this opinion we have assumed that (i) the Collateral Agent took possession of such Pledged Securities in the State of New York prior to the date hereof indorsed to the Collateral Agent or indorsed in blank, in each case by an effective indorsement, or accompanied by undated transfer powers with respect thereto duly indorsed in blank by an effective indorsement and (ii) the Collateral Agent has maintained sole and continuous possession of the Pledged Securities in the State of New York at all times since their delivery.
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8 NTD: “Documents” will be defined to mean the Indenture and the form of Notes.

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13.Under the Delaware UCC, the Opinion Documents do not, of themselves, result in the security interest of the Collateral Agent in that part of the UCC Collateral in which, immediately before the effectiveness of the Opinion Documents, the Collateral Agent had a perfected security interest solely by virtue of the filing of the Financing Statements in the Filing Office becoming unperfected.
14.The Partnership is not, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Preliminary Prospectus, taken together with the Specified IFWP, and the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
The issue and sale of the Notes by the Partnership, and the application of the proceeds thereof by the Partnership as described in the Preliminary Prospectus, taken together with the Specified IFWP, and the Prospectus under the caption “Use of Proceeds,” do not violate Regulation X of the Board of Governors of the Federal Reserve System.

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SCHEDULE E-2
OPINION OF LATHAM & WATKINS LLP
Negative Assurance Letter
The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraph 10 of our letter to you of even date and in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof. However, in the course of acting as special counsel to the Partnership in connection with the preparation by the Partnership of the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Energy Transfer Entities, the independent public accountants for the Partnership, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the Prospectus and portions of certain of the Incorporated Documents and related matters were discussed. We also reviewed and relied upon certain limited partnership and limited liability company records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Energy Transfer Entities and others as to the existence and consequence of certain factual and other matters.
Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•
the Registration Statement, at the time it became effective on October 3, 2017, including the information deemed to be a part of the Registration Statement pursuant to 430B under the Securities Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•
the Preliminary Prospectus, as of the Applicable Time (together with the Incorporated Documents at that time and the Specified IFWP at that time), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•
the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, each Specified IFWP, the Prospectus, the Incorporated Documents or the Form T-1.

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SCHEDULE E-3
TAX OPINION OF LATHAM & WATKINS
Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Preliminary Prospectus and the Final Prospectus, we hereby confirm that the statements in the Preliminary Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

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